Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

between

RAYMOND JAMES FINANCIAL, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Dated as of March 7, 2012

-i-

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of March 7, 2012 (this “Third Supplemental Indenture”), between RAYMOND JAMES FINANCIAL, INC., a Florida corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), under an Indenture dated as of August 10, 2009, between the Company and the Trustee (the “Indenture”).

WHEREAS, the Company desires to establish, under the terms of the Indenture, a series of its Securities (such securities being of the type referred to in the Indenture and in this Third Supplemental Indenture as the “Securities”) to be known as its 6.90% Senior Notes due 2042 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof, to be set forth as provided in the Indenture and this Third Supplemental Indenture;

WHEREAS, under the terms of an Underwriting Agreement dated as of February 29, 2012 (the “Underwriting Agreement”), among the Company and the Underwriters named therein (the “Underwriters”), the Company has agreed to sell to the Underwriters $350,000,000 aggregate liquidation amount of its Securities;

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture; and

WHEREAS, all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Third Supplemental Indenture have been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders (as defined below) thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1 Definition of Terms.

Unless the context otherwise requires:

(a) a term defined in the Indenture has the same meaning when used in this Third Supplemental Indenture unless otherwise provided herein;

(b) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) a reference to a Section or Article is to a Section or Article of this Third Supplemental Indenture;

(e) headings are for convenience of reference only and do not affect interpretation;

(f) the following terms have the meanings given to them in this Section 1.1; and

“Coupon Rate” shall have the meaning set forth in Section 2.5;

“Global Note” means a global Note to be registered in the name of the U.S. or Common Depositary, or its nominee;

“Holder” means any person in whose name the Notes are registered on the register kept by the Company in accordance with the terms hereof;

“Interest Payment Date” shall have the meaning set forth in Section 2.5;

“Maturity Date” means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon;

“Maturity Repayment Price” means the price, at the Maturity Date, equal to the principal amount of, plus accrued interest on, the Notes; and

“Permitted Liens” means (i) liens for taxes or assessment or governmental charges or levies (a) that are not then due and delinquent, (b) the validity of which is being contested in good faith or (c) which are less than $1,000,000 in amount; (ii) liens created by or resulting from any litigation or legal proceedings which are currently being contested in good faith by appropriate proceedings or which involve claims of less than $1,000,000; and (iii) deposits to secure (or in lieu of) surety, stay, appeal or customs bonds.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.1 Designation and Principal Amount.

There is hereby authorized and established under the terms of the Indenture a series of the Company’s Securities designated the “6.90% Senior Notes due 2042” limited in aggregate principal amount to no more than $350,000,000, which amount shall be as set forth in one or more written orders of the Company for the authentication and delivery of the Notes pursuant to Section 2.06 of the Indenture.

SECTION 2.2 Maturity.

The Maturity Date for the Notes is March 15, 2042.

SECTION 2.3 Form and Payment.

Except as provided in Section 2.4, the Notes shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Notes issued in certificated form shall be payable, the transfer of such Notes shall be registrable and such Notes shall be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register.

SECTION 2.4 Global Form.

(a) A Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

(b) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company shall execute, and, subject to Article 2 of the Indenture, the Trustee, upon written notice from the Company, shall authenticate and make available for delivery the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In such event the Company shall execute, and subject to Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, shall authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the U.S. or Common Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the U.S. or Common Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5 Interest.

(a) Each Note shall bear interest at the rate of 6.90% per annum (the “Coupon Rate”) from March 7, 2012 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), beginning, on June 15, 2012, to the Person in whose name such Note or any predecessor Note is registered at the close of business on the regular record date for such interest installment, whether or not a business day. As long as such Note is in book-entry only form, the regular record date shall be the close of business on the business day next preceding the Interest Payment Date. If such Note is no longer in book-entry only form, the relevant record dates shall be March 1, June 1, September 1 and December 1 prior to the regular Interest Payment Date.

(b) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, shall be computed on the basis of the actual number of days elapsed in such a 30-day period. In the event that any date on which interest is payable on the Notes is not a business day, then payment of interest payable on such date shall be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

SECTION 2.6 Redemption

(a) The Notes are redeemable at the option of the Company, subject to the terms and conditions of Article III of the Indenture, in whole or in part at any time on or after March 15, 2017 and prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus an amount equal to accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date shall be payable on the Interest Payment Date to the Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

(b) Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes shall be selected by the Trustee by a method the Trustee deems appropriate.

SECTION 2.7 Events of Default.

An Event of Default with respect to the Notes shall be (i) an Event of Default as defined under Section 6.01(a), (b), (c), (d) or (e) of the Indenture, or (ii) an event of default as defined in any mortgage, indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Principal Subsidiary for money borrowed, whether such indebtedness currently exists or shall be created in the future, which has occurred and has resulted in such indebtedness becoming or being declared due and payable.

SECTION 2.8 Limitations on Liens.

The Company, or any successor corporation, shall not, and shall not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, except for Permitted Liens, on the voting securities of any Principal Subsidiary unless the Company causes the Notes (and if the Company so elects, any other of the Company’s indebtedness ranking on a parity with the Notes) to be secured equally and ratably with (or, at the Company’s option, prior to) any indebtedness secured thereby.

ARTICLE 3

EXPENSES

SECTION 3.1 Payment of Expenses.

In connection with the offering, sale and issuance of the Notes, the Company, in its capacity as borrower with respect to the Notes, shall pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture.

SECTION 3.2 Payment Upon Resignation or Removal.

Upon termination of this Third Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.

ARTICLE 4

FORM OF NOTE

SECTION 4.1 Form of Note.

SECTION 1. The Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the following form as Exhibit A attached hereto.

ARTICLE 5

ORIGINAL ISSUE OF NOTES

SECTION 5.1 Original Issue of Notes.

Notes in the aggregate principal amount of up to $350,000,000 may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by any Authorized Officer, as defined in the Indenture, without any further action by the Company.

ARTICLE 6

MISCELLANEOUS

SECTION 6.1 No Sinking Fund

The Notes are not entitled to the benefit of any sinking fund.

SECTION 6.2 Ratification of Indenture.

The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 6.3 Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 6.4 Governing Law.

This Third Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with laws of said State.

SECTION 6.5 Separability.

In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 6.6 Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

RAYMOND JAMES FINANCIAL, INC.

By:	/s/ Jeffrey P. Julien
Name: Jeffrey P. Julien
Title: Executive Vice President - Finance and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Scott Williams
Name: Scott Williams
Title: Senior Associate

Exhibit A

Form of Registered Global Note

REGISTERED SENIOR NOTE

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE. EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC, and unless any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	$350,000,000

NUMBER R-3	CUSIP No. 754730208
ISIN No. US7547302080

RAYMOND JAMES FINANCIAL, INC.

6.90% SENIOR NOTE DUE 2042

RAYMOND JAMES FINANCIAL, INC., a Florida corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of THREE HUNDRED FIFTY MILLION DOLLARS on March 15, 2042 (except to the extent redeemed or repaid prior to that date). The Company shall pay interest on such principal amount at the rate of 6.90% per annum, until payment of such principal amount has been made or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”). Interest shall be payable on each Interest Payment Date, commencing on June 15, 2012, and at the stated maturity or earlier redemption or repayment (the “Maturity Date”). If the Company shall default in the payment of interest due on any Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Notes, from March 7, 2012 (the “Original Issue Date”).

Interest on this Note shall accrue from the Original Issue Date until the principal amount is paid or duly provided for. Interest (including payments for partial periods) shall be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date or the Maturity Date shall include interest accrued from, and including, the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from, and including, the Original Issue Date, if no interest has been paid or duly provided for) to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be. If the Maturity Date or any Interest Payment Date falls on a day which is not a Business Day (as defined below), principal of or interest payable with respect to the Maturity Date or such Interest Payment Date shall be paid on the succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Maturity Date or such Interest Payment Date, and no additional interest shall accrue as a result of that postponement. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the regular record date for such Interest Payment Date, whether or not a Business Day. As long as this Note is in book-entry only form, the regular record date shall be the close of business on the Business Day next preceding such Interest Payment Date. If, pursuant to the terms of the Indenture, this Note is no longer in book-entry only form, the record date shall be the close of business on March 1, June 1, September 1 and December 1 preceding an Interest Payment Date. “Business Day” means any weekday that is not a legal holiday in New York, New York or St. Petersburg, Florida and that is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company designated as provided in the Indenture. However, interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Company relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date shall be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent, at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York, 10286. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.

References herein to “U.S. dollars,” “U.S.$,” or “$” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee (as described on the reverse hereof) or by an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

RAYMOND JAMES FINANCIAL, INC.

[SEAL]		By:
		Name:	Jeffrey P. Julien
ATTEST:		Title:	Executive Vice President – Finance
and Chief Financial Officer
By:
Name:	Kenneth E. Armstrong
Title:	Assistant Secretary

(CERTIFICATE OF AUTHENTICATION)

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 7, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Scott Williams Authorized Signatory

(REVERSE OF NOTE)

RAYMOND JAMES FINANCIAL, INC.

6.90% SENIOR NOTE DUE 2042

SECTION 1. General. This Note is one of a duly authorized series of Securities of the Company unlimited in aggregate principal amount (herein called the “Notes”) issued and to be issued under an Indenture dated as of August 10, 2009 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The series of which this Note is a part also is designated as the Company’s 6.90% Senior Notes due 2042 (herein called the “Series”), initially in the principal amount of $350,000,000. The Trustee initially shall act as Security Registrar, Transfer Agent, Authenticating Agent and Issuing and Paying Agent in connection with the Notes.

SECTION 2. No Sinking Fund. This Note is not subject to any sinking fund.

SECTION 3. Redemption and Repayment. The Company may, at its option, and subject to the terms and conditions of Article 3 of the Indenture and Section 2.6 of the Third Supplemental Indenture dated as of March 7, 2012 (the “Third Supplemental Indenture”), redeem the Notes of this Series, in whole or in part at any time on or after March 15, 2017 and prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus an amount equal to accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date shall be payable on the Interest Payment Date to the holders of the Notes as of the close of business on the relevant record date according to the Notes and the Indenture.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes shall be selected by the Trustee by a method the Trustee deems appropriate.

SECTION 4. Defeasance. The provisions of Article 14 of the Indenture do not apply to the Notes of this Series.

SECTION 5. Events of Default. If an Event of Default (as defined in the Third Supplemental Indenture as (i) an Event of Default as defined under Section 6.01(a), (b), (c), (d) or (e) of the Indenture, or (ii) an event of default as defined in any mortgage, indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Principal Subsidiary (as defined in the Indenture) for money borrowed, whether such indebtedness currently exists or shall be created in the future, which has occurred and has resulted in such indebtedness becoming or being declared due and payable) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 6. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

SECTION 7. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

SECTION 8. Authorized Denominations. The Notes are issuable only as registered Notes without coupons in the denominations of Twenty-Five Dollars ($25) and any whole multiples of Twenty-Five Dollars ($25). As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

SECTION 9. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register or registry of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by DTC shall evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Company shall recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices, and voting. Transfer of the principal, premium (if any), and interest to beneficial owners of the Notes by participants of DTC shall be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed shall be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Company shall not be responsible or liable for such transfers or payments or for maintaining, supervising, or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, the Issuing and Paying Agent, and any agent of the Company may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Issuing and Paying Agent, nor any such agent of the Company shall be affected by notice to the contrary.

SECTION 10. Authentication Date. The Notes of this Series shall be dated the date of their authentication.

SECTION 11. Defined Terms. All terms used in this Note which are not defined herein, but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 12. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common
TEN ENT—	as tenants by the entireties
JT TEN—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—		as Custodian for		.
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other

Identifying Number of Assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                     Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.